EXHIBIT 3.72

CERTIFICATE OF MERGER

Of

FRONTIER SUBSIDIARY ONE INC.

with and into

ALC COMMUNICATIONS CORPORATION

Pursuant to Section 251 of the

Delaware General Corporation Law

ALC COMMUNICATIONS CORPORATION, a corporation organized and existing under the laws of the State of Delaware

DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

Name	State of Incorporation
Frontier Subsidiary One Inc.	Delaware

ALC Communications Corporation	Delaware

SECOND: That an Agreement and Plan of Merger among the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the Genera1 Corporation Law of the State of Delaware.

THIRD: That the name of the surviving corporation of the merger is ALC Communications Corporation.

FOURTH: That the Certificate of Incorporation of ALC Communications Corporation shall be as amended in its entirety as set forth in Exhibit A and made a part hereof and as so amended shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 30300 Telegraph Road, Bingham Farms, Michigan 46025-4510.

SIXTH. That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request, and without cost, to any stockholder of any constituent corporation.

ALC COMMUNICATIONS CORPORATION

By:	/s/ John M. Erno
Name:	John M. Erno
Title:	President and Chief Executive Officer

Exhibit A

RESTATED CERTIFICATE OF INCORPORATION

OF

ALC COMMUNICATIONS CORPORATION

FIRST: The name of the corporation is ALC COMMUNICATIONS CORPORATION.

SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State Of Delaware is 32 Loockerman Square, Suite L-l00, City of Dover, Delaware 19904, County of Kent, and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State or Delaware.

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 100, all of which shall have $1.00 par value. All such shares shall are of one class and are shares of Common Stock.

SIXTH: The corporation is to have perpetual existence.

SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors, or any class of them and/or this corporation and its stockholders or any class of them, any court of· equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof as the case may be, it is further provided:

1.	The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase ‘whole board’ and the phrase ‘total number of directors’ shall be deemed to have the same meaning, to wit, the total. number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

2.	After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation, provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provision of subsection (d) of Section 14l of the general Corporation Law of the State of Delaware shall be set forth in an initial bylaw or in a bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

3.	Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class at stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph(2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of § 102 Of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

TENTH: The corporation sha1l, to tile fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in, his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all the rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

CERTIFICATE OF MERGER

OF

FRONTIER TELECOMMUNICATIONS INC.

AND

ALC COMMUNICATIONS CORPORATION

It is hereby certified that:

1. The constituent business corporations participating in the merger herein certified are:

(i) Frontier Telecommunications Inc. (hereinafter “FTI”), which is incorporated under the laws of the State of Delaware; and

(ii) ALC Communications Corporation (hereinafter “ALC”), which is incorporated under the laws of the State of Delaware.

2. An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

3. The name of the surviving corporation in the merger herein certified is ALC, which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

4. The Certificate of Incorporation of ALC, as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

5. The executed Agreement of Merger between the aforesaid constituent corporations is on file at the Office of the Secretary of the aforesaid surviving corporation, the address of which is as follows: 180 South Clinton Ave., Rochester, NY 14646.

6. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

Dated: July 12,1996

ALC COMMUNICATIONS CORPORATION

By:	/s/ Barbara J. LaVerdi
Name:	Barbara J . LaVerdi
its Assistant Secretary

AGREEMENT OF MERGER

OF

FRONTIER TELECOMMUNICATIONS INC.

(a Delaware Corporation)

AND

ALC COMMUNICATIONS CORPORATION

(a Delaware Corporation)

AGREEMENT OF MERGER approved on October 26, 1995 by Frontier Telecommunications, Inc., a business corporation of the State of Delaware, by resolution adopted by its Board of Directors on said date, and approved on October 26, 1995 by ALC Communications Corporation, a business corporation of the State of Delaware, and by resolution adopted by its Board of Directors on said date.

WHEREAS Frontier Telecommunications, Inc. (“FTI”) is a business corporation of the State of Delaware with its registered office therein located at 1013 Centre Road, City of Wilmington, County of New Castle; and

WHEREAS the total number of shares of stock which FTI has authority to issue is 200, all of which are of one class and of a par value of $0.01 each; and

WHEREAS ALC Communications Corporation is a business corporation of the State of Delaware with its registered office therein located at 1013 Centre Road, City of Wilmington, County of New Castle; and

WHEREAS the total number of shares of stock which ALC Communications Corporation has authority to issue is 220,000,000, all of which are of one class and of a par value of $.01 each; and

WHEREAS FTI and ALC Communications Corporation and the respective Boards of Directors thereof deem it advisable and to the advantage, welfare and best interests of said corporations and their respective stockholders to merge FTI with and into ALC Communications Corporation pursuant to the provisions of the General Corporation Law of the State of Delaware upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly approved by a resolution adopted by the Board of Directors of FTI and duly approved by a resolution adopted by the Board of Directors of ALC Communications Corporation, the Agreement of Merger and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon as hereinafter in this Agreement set forth.

1. FTI and ALC Communications Corporation shall, pursuant to the provisions of the General Corporation Law of the State of Delaware, be merged with and into a single corporation, to wit, ALC Communications Corporation, which shall be the surviving corporation from and after the effective time of the merger, and which is sometimes hereinafter referred to as the “surviving corporation”, and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the General Corporation Law of the State of Delaware.

The separate existence of FTI, which is hereinafter sometimes referred to as the “terminating corporation”, shall cease at the said effective time in accordance with the provisions of said General Corporation Law of the State of Delaware.

2. The Certificate of Incorporation of the surviving corporation, as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation and said Certificate of Incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware.

3. The present by-laws of the surviving corporation will be the by-laws of said surviving corporation and will continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware.

4. The directors and officers in office of the surviving corporation at the effective time of the merger shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

5. Each issued share of the terminating corporation shall, at the effective time of the merger, be converted in the aggregate into One Hundred Three (103) shares of the surviving corporation. The issued shares of the surviving corporation shall not be converted or exchanged in any manner, but each said share which is issued as of the effective time of the merger shall continue to represent one issued share of the surviving corporation.

6. In the event that this Agreement of Merger shall have been fully adopted on behalf of the terminating corporation and of the surviving corporation in accordance with the provisions of the General Corporation law of the State of Delaware, the said

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corporations agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Delaware and elsewhere to effectuate the merger herein provided for.

7. The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Agreement of Merger or of the merger herein provided for.

IN WITNESS WHEREOF, this Agreement of Merger is hereby signed and attested upon behalf of each of the constituent corporations parties thereto.

Dated: July 12, 1996

FRONTIER TELECOMMUNICATIONS INC.

ALC COMMUNICATIONS CORPORATION

3

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

ALC COMMUNICATIONS CORPORATION

It is hereby certified that:

1. The name if the corporation (hereinafter called the “Corporation”) is ALC Communications Corporation.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article Fourth thereof and by substituting in lieu of said Article the following new Article:

The total number of shares of stock which the corporation shall have authority to issue is 10,000 all of which shall have $1.00 par value. All such shares are of one class and are shares of common stock.

3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given In accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4. The Assistant Secretary of the Corporation shall have authority to sign the Certificate of Amendment of the Articles of Incorporation on behalf of the Corporation.

Signed on December 24, 1996

ALC COMMUNICATIONS CORPORATION

By:	/s/ Barbara J. LaVerdi
Barbara J. LaVerdi, Assistant Secretary

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is ALC Communications Corporation and the name of the corporation being merged into this surviving corporation is Global Crossing GlobalCenter Holdings, Inc.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is ALC Communications Corporation, a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective on December 29, 2006.

SIXTH: The Agreement of Merger is on file at 1080 Pittsford-Victor Road, Pittsford, NY 14534, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation upon request, without cost, to any stockholder of the constituent corporation.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 26th day of December, 2006.

By:	/s/ Mitchell C. Sussis
Name:	Mitchell Sussis
Title:	Vice President and Secretary

STATE OF DELAWARE

DELAWARE INTO DELAWARE

AGREEMENT OF MERGER

Now on this 26th day of December, 2006, Global Crossing Global Center Holdings, Inc. and ALC Communications Corporation, both Delaware Corporations, pursuant to Section 251 of the General Corporation Law of the State of Delaware, have entered into the following Agreement of Merger:

WITNESSETH that:

WHEREAS, the respective Boards of Directors of the foregoing named corporations deem it advisable that the corporations merge into a single corporation as hereinafter specified; and

WHEREAS, said Global Crossing Global Center Holdings, Inc. filed its Certificate of Incorporation in the office of the Secretary of State of the State of Delaware on August 8, 2006; and

WHEREAS, said ALC Communications Corporation filed its Certificate of Incorporation in the office of the Secretary of State of the State of Delaware on August 26, 1985;

NOW, THEREFORE, the corporations, parties to this Agreement, by and between their respective Boards of Directors, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of said merger and of carrying the same into effect as follows:

FIRST: Global Crossing Global Center Holdings, Inc. hereby merges into ALC Corporations Corporation, which shall be the surviving corporation.

SECOND: The Certificate of Incorporation of ALC Communications Corporation, as in effect on the date of the merger provided for in this Agreement, shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving this merger.

THIRD: This merger shall become effective upon filing with the Secretary of State of Delaware.

SIGNATURE PAGE FOLLOWS

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SIGNATURE PAGE

IN WITNESS WHEREOF, the parties to this Agreement, pursuant to authority duly given by their respective Boards of Directors, have caused this Agreement of Merger to be executed by an authorized officer of each party hereto.

Global Crossing Global Center Holdings, Inc.

/s/ Mitchell Sussis
Name:	Mitchell Sussis
Title:	Vice President and Secretary
ALC Communications Corporation

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